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                                                                    EXHIBIT 23.3


                           TOMOTSUNE KIMURA & MITOMI

                              SANNO GRAND BUILDING
                      14-2, NAGATACHO 2-CHOME, CHIYODA-KU
                             TOKYO 100-0014, JAPAN

                                                       TELEPHONE: 81-3-3580-0800
                                                         TELEX: J28596 TKANDM
                                                       FACSIMILE: 81-3-3593-3336




                      CONSENT OF TOMOTSUNE KIMURA & MITOMI


         We hereby consent to the reference to Tomotsune Kimura & Mitomi under the caption "Enforceability of Civil Liabilities" in the Registration Statement No. 333-95057 and the related Prospectus.



                                                   /s/ Tomotsune Kimura & Mitomi

                                                       Tomotsune Kimura & Mitomi



February 8, 2000